Exhibit 99.1

E2open Announces First Quarter of Fiscal Year 2015 results

First quarter non-GAAP subscriptions and support revenue of $16.5 million increases 33% year-over-year

Foster City, Calif. (July 10, 2014) – E2open, Inc. (NASDAQ: EOPN), the leading provider of strategic, cloud-based software solutions for collaborative planning and execution across global trading networks, today announced financial results for the quarter ended May 31, 2014.

“We were pleased with our results in the quarter, which reflected continued strong growth in our subscriptions and support revenue,” said Mark Woodward, E2open’s President and CEO. “In addition, our acquisition of Serus Corporation, with its industry-leading expertise and cloud-based offering, gives our customers deeper visibility to better collaborate and manage processes such as manufacturing, compliance, and new product introductions – all critical in today’s technology driven industries.”

First Quarter Financial Highlights:

•	GAAP Revenue: Total GAAP revenue was $19.0 million for the first quarter of fiscal 2015; subscriptions and support revenue was $16.3 million and professional services revenue was $2.7 million.

•	Non-GAAP Revenue: Total non-GAAP revenue for the first quarter of fiscal 2015 included $0.5 million from the impact of a previous contract amendment that accelerated revenue from future periods to the second quarter of fiscal 2013 and $0.1 million from the impact of a purchase accounting adjustment to deferred revenue in connection with the ICON acquisition in the second quarter of fiscal 2014. Total non-GAAP revenue was $19.6 million, an increase of 22% compared to $16.1 million for the first quarter of fiscal 2014 and a decrease of 2% compared to $20.0 million for the fourth quarter of fiscal 2014. Subscriptions and support revenue was $16.5 million, an increase of 33% compared to $12.4 million for the first quarter of fiscal 2014 and was consistent with the $16.5 million revenue for the fourth quarter of fiscal 2014. Professional services revenue was $3.2 million, a decrease of 16% compared to $3.7 million for the first quarter of fiscal 2014 and a decrease of 9% compared to $3.5 million for the fourth quarter of fiscal 2014.

•	GAAP Loss from Operations: GAAP loss from operations was ($7.4) million compared to ($5.4) million for the first quarter of fiscal 2014 and ($6.4) million for the fourth quarter of fiscal 2014.

•	Non-GAAP Loss from Operations: Non-GAAP loss from operations was ($4.1) million compared to ($4.1) million for the first quarter of fiscal 2014 and ($3.6) million for the fourth quarter of fiscal 2014.

•	GAAP Net Loss: GAAP net loss was ($7.3) million compared to ($5.4) million for the first quarter of fiscal 2014 and ($6.4) million for the fourth quarter of fiscal 2014. GAAP net loss per share was ($0.25), based on 28.8 million weighted-average shares outstanding, compared to ($0.21) per share, based on 25.6 million weighted-average shares outstanding, for the first quarter of fiscal 2014 and ($0.23) per share, based on 27.5 million weighted-average shares outstanding, for the fourth quarter of fiscal 2014.

•	Non-GAAP Net Loss: Non-GAAP net loss was ($4.3) million compared to ($4.0) million for the first quarter of fiscal 2014 and ($3.9) million for the fourth quarter of fiscal 2014. Non-GAAP net loss per share was ($0.14), based on 30.5 million weighted-average shares outstanding, compared to ($0.15), based on 27.2 million weighted-average shares outstanding, for the first quarter of fiscal 2014 and ($0.13), based on 29.3 million weighted-average shares outstanding, for the fourth quarter of fiscal 2014.

•	Adjusted EBITDA: Adjusted EBITDA was ($3.6) million compared to ($3.6) million for the first quarter of fiscal 2014 and ($3.0) million for the fourth quarter of fiscal 2014.

•	Cash Flow: Cash flow from operations and free cash flow were both ($2.3) million after deducting $0.1 million of capital expenditures and adjusting for $0.1 million of acquisition-related expenses. This compares to cash flow from operations and free cash flow of ($3.3) million after deducting $0.0 million of capital expenditures for the first quarter of fiscal 2014.

•	Balance Sheet: Cash and investments was $61.9 million, a decrease of $3.7 million compared to $65.6 million at the end of the fourth quarter of fiscal 2014.

First Quarter & Recent Business Highlights:

•	Acquired Serus Corporation, a leading provider of cloud-based solutions for outsourced manufacturing and execution.

•	Signed a strategic alliance agreement with KPMG LLP, U.S. audit, tax and advisory firm. The agreement includes supply chain services delivery and joint marketing efforts in the United States.

•	Announced that E2open, in partnership with L’Oréal, was named to the 2014 Supply & Demand Chain Executive 100.

•	Recognized as One of the Best Places to Work in the Bay Area for 2014 by the San Francisco Business Times.

•	Added three new customers during the quarter and expanded our relationship with several other customers.

•	Ended the quarter with 108 customers, 39,544 unique registered trading partners, and 130,569 unique registered users on the E2open network.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “Non-GAAP Financial Measures.”

Guidance:

As of July 10, 2014, E2open is providing guidance for its second quarter of fiscal 2015 as well as the full fiscal year 2015.

•

Full Year Fiscal 2015 Guidance: Total GAAP revenue is expected to be in the range of $86.9 million to $89.4 million, including a $2.1 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment and the impact of purchase accounting adjustments to deferred revenue related to acquisitions. Excluding the aforementioned contract amendment and the purchase accounting adjustments to deferred revenue, total non-GAAP revenue is expected to be in the range of $89.0 million to $91.5 million. Non-GAAP loss from operations is expected to be in the range of ($16.2) million to ($15.2) million. Non-GAAP loss per share is expected to be in the range of ($0.54) to ($0.51) based on approximately 31.3 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($14.0) million to ($13.0) million. Free cash flow is expected to be in the range of ($12.0) million to ($11.0) million. New and upsell subscriptions and support bookings are expected to be in the range of $91.5 million to $96.5 million, representing growth of approximately 29% to 36% compared to fiscal 2014.

•	Second Quarter Fiscal 2015 Guidance: Total GAAP revenue is expected to be in the range of $19.5 million to $20.3 million. Total non-GAAP revenue is expected to be in the range of $20.2 million to $21.0 million, which includes a $0.7 million impact to revenue, due to the aforementioned acceleration of revenue in the second quarter of fiscal 2013 in connection with a contract amendment and the impact of purchase accounting adjustments to deferred revenue related to acquisitions. Non-GAAP loss from operations is expected to be in the range of ($6.1) million to ($5.4) million. Non-GAAP loss per share is expected to be in the range of ($0.20) to ($0.18) based on approximately 31.5 million weighted-average shares outstanding. Adjusted EBITDA is expected to be in the range of ($5.5) million to ($4.8) million.

With respect to the Company’s expectations under “Guidance” above, the Company has not reconciled non-GAAP income (loss) from operations or non-GAAP income (loss) per share to GAAP income (loss) from operations and GAAP income (loss) per share because these items cannot be reasonably predicted.

Conference Call Details:

•	What: E2open financial results for the first quarter of fiscal 2015 and outlook for the second quarter of fiscal 2015 and the full year of fiscal 2015

•	When: Thursday, July 10, 2014 at 2PM PT (5PM ET)

•	Dial in: To access the call in the U.S., please dial (877) 407-3982, and for international callers, please dial (201) 493-6780. Callers may provide confirmation number 13584427 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://investor.e2open.com/ (live and replay)

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176, and for international callers, please dial (858) 384-5517 and enter access code 13584427.

About E2open

E2open (NASDAQ: EOPN) is the leading provider of cloud-based, on-demand software solutions enabling enterprises to procure, manufacture, sell, and distribute products more efficiently through collaborative planning and execution across global trading networks. Enterprises use E2open solutions to gain visibility into and control over their trading networks through the real-time information, integrated business processes, and advanced analytics that E2open provides. E2open customers include Celestica, Cisco, HGST, HP, IBM, Lenovo, L’Oréal, LSI, Motorola Solutions, Seagate, and Vodafone. E2open is headquartered in Foster City, California with operations worldwide. For more information, visit www.e2open.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about expected total GAAP revenue, total non-GAAP revenue, non-GAAP loss from operations, non-GAAP loss per share, weighted-average shares outstanding, and adjusted EBITDA for the second quarter of fiscal 2015 and the full fiscal year, and free cash flow and new and upsell subscriptions and support bookings for the full fiscal year. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s growth strategy; the Company’s plans for future products; the Company’s operating results; the Company’s ability to anticipate future market demands and future needs of its customers; the Company’s customer concentration; the Company’s ability to effectively manage its growth; the Company’s expectations regarding expenses, sales and operations; anticipated trends and challenges in the markets in which the Company operates; the Company’s competition; the Company’s ability to successfully enter new markets and manage its international expansion; the Company’s acquisitions; and the Company’s intellectual property.

Further information on these and other factors that could affect the Company’s financial results is included in the filings made with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and the Company’s quarterly report on Form 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of the Company’s website at: http://investor.e2open.com.

E2open, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including total non-GAAP revenue, total non-GAAP loss from operations, non-GAAP net loss, weighted-average shares outstanding, non-GAAP net loss per share, adjusted EBITDA, and free cash flow. Non-GAAP loss from operations and non-GAAP net loss exclude expenses related to stock-based compensation expense, amortization of acquired intangibles, acquisition-related expenses, and non-cash income taxes, as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Non-GAAP revenue, non-GAAP loss from operations and non-GAAP net loss also exclude the impact of certain accelerated revenue recognized in connection with a contract amendment in the second quarter of fiscal 2013 and the impact of purchase accounting adjustments to deferred revenue related to acquisitions. Adjusted EBITDA is defined as net income (loss), adjusted for accelerated revenue from a contract amendment, the impact of purchase accounting adjustments to deferred revenue related to acquisitions, depreciation and amortization, stock-based compensation expense, interest and other income (expense), net, benefit from (provision for) income taxes, amortization of acquired intangibles, and acquisition-related expenses. Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures, adjusted for payment of acquisition-related expenses. Reconciliation tables are provided in this press release. Management believes that the use of non-GAAP financial measures provides consistency and comparability with our past financial performance, facilitates period to period comparisons of results of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

ICR

Greg Kleiner, 650-645-6675

Investor Relations

investor.relations@e2open.com

E2open, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	May 31, 2014	February 28, 2014	May 31, 2013
Revenue
Subscriptions and support	$16,306	$16,313	$12,292
Professional services and other	2,725	3,057	3,307

Total revenue	19,031	19,370	15,599
Cost of revenue
Subscriptions and support (1)	3,120	3,039	2,528
Professional services and other (1)	3,851	4,144	4,057
Amortization of acquired intangibles	350	350	—

Total cost of revenue	7,321	7,533	6,585

Gross profit (loss)
Subscriptions and support	13,186	13,274	9,764
Professional services and other	(1,126)	(1,087)	(750)
Amortization of acquired intangibles	(350)	(350)	—

Total gross profit	11,710	11,837	9,014

Gross margin
Subscriptions and support	79%	79%	79%
Professional services and other	(41%)	(36%)	(23%)

Total gross margin	62%	61%	58%

Operating expenses
Research and development (1)	5,224	4,786	4,073
Sales and marketing (1)	10,442	9,904	7,899
General and administrative (1)	2,898	3,158	2,448
Acquisition-related expenses	208	51	—
Amortization of acquired intangibles	294	294	—

Total operating expenses	19,066	18,193	14,420

Loss from operations	(7,356)	(6,356)	(5,406)
Interest and other expense, net	(33)	(383)	51

Loss before income taxes	(7,389)	(6,739)	(5,355)
Benefit from (provision for) income taxes	71	366	(39)

Net loss	$(7,318)	$(6,373)	$(5,394)

Net loss per share:
Basic and diluted	$(0.25)	$(0.23)	$(0.21)

Weighted average shares used to compute net loss per share:
Basic and diluted	28,836	27,497	25,615

(1) Includes stock-based compensation as follows:

Cost of revenue
Subscriptions and support	$104	$106	$63
Professional services and other	438	403	169

Total cost of revenue	542	509	232
Operating expenses
Research and development	159	111	68
Sales and marketing	672	569	290
General and administrative	413	313	255

Total operating expenses	1,244	993	613

Total stock-based compensation	$1,786	$1,502	$845

E2open, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	May 31, 2014	February 28, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,349	$42,723
Short-term investments	19,957	14,374
Accounts receivable, net	15,310	21,995
Prepaid expenses and other current assets	3,510	4,380

Total current assets	70,126	83,472
Long-term investments	10,554	8,541
Goodwill	22,556	22,556
Intangible assets, net	10,750	11,395
Property and equipment, net	3,347	3,431
Other assets	1,248	1,316

Total assets	$118,581	$130,711

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$11,322	$12,366
Deferred revenue	39,151	43,672
Payable to ICON shareholders	5,447	5,473
Current portion of notes payable and capital lease obligations	2,975	2,995

Total current liabilities	58,895	64,506
Deferred revenue	924	1,587
Notes payable and capital lease obligations, net of current portion	2,372	2,599
Other noncurrent liabilities	2,040	2,195

Total liabilities	64,231	70,887

Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	427,849	426,031
Accumulated other comprehensive income	57	31
Accumulated deficit	(373,585)	(366,267)

Total stockholders’ equity	54,350	59,824

Total liabilities and stockholders’ equity	$118,581	$130,711

E2open, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended
	May 31, 2014	Feburary 28, 2014	May 31, 2013
Cash flows from operating activities:
Net loss	$(7,318)	$(6,373)	$(5,394)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	1,786	1,502	845
Depreciation and amortization	1,215	1,221	404
Other	67	192	(23)
Changes in operating assets and liabilities:
Accounts receivable, net	6,685	(862)	6,797
Prepaid expenses and other current assets	955	(583)	(74)
Accounts payable and accrued liabilities	(350)	120	(1,523)
Deferred revenue	(5,183)	8,787	(4,589)
Other	(167)	(286)	261

Net cash provided by (used in) operating activities	(2,310)	3,718	(3,296)

Cash flows from investing activities:
Capital expenditures	(71)	(48)	(39)
Purchase of marketable securities, net	(7,750)	(22,527)	(1,412)
Other assets	(1)	12	(24)

Net cash used in investing activities	(7,822)	(22,563)	(1,475)

Cash flows from financing activities:
Proceeds from bank credit facilities	2,284	2,963	—
Repayment of bank credit facilities	(2,284)	(3,426)	—
Repayment of notes payable and capital lease obligations	(948)	(713)	(458)
Proceeds from stock offering, net	—	50,042	—
Payment of stock offering costs	(305)	(362)	—
Proceeds from exercise of common stock options	89	677	673
Other	(52)	—	—

Net cash provided by (used in) financing activities	(1,216)	49,181	215
Effect of exchange rate changes	(26)	6	3

Net increase (decrease) in cash and cash equivalents	(11,374)	30,342	(4,553)
Cash and cash equivalents at beginning of period	42,723	12,381	20,262

Cash and cash equivalents at end of period	$31,349	$42,723	$15,709

Supplemental cash flow information:
Cash paid during the period for:
Interest	$94	$113	$16
Income taxes	$123	$—	$45
Non-cash financing and investing activities:
Property, software and equipment acquired under notes payable and capital leases	$312	$767	$355
Prepaid software, maintenance and services acquired under notes payable and capital leases	$426	$747	$973
Vesting of early exercised common stock options	$—	$—	$4

E2open, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation Tables

(dollars in thousands)

(Unaudited)

	Three Months Ended
	May 31, 2014	Feburary 28, 2014	May 31, 2013
Non-GAAP Revenue
GAAP Revenue
Subscriptions and support	$16,306	$16,313	$12,292
Professional services and other	2,725	3,057	3,307

Total	19,031	19,370	15,599
Add: accelerated revenue from contract amendment
Subscriptions and support	79	78	79
Professional services and other	429	420	429

Total	508	498	508
Add: deferred revenue purchase accounting adjustment
Subscriptions and support	79	101	—
Professional services and other	—	—	—

Total	79	101	—
Non-GAAP Revenue
Subscriptions and support	16,464	16,492	12,371
Professional services and other	3,154	3,477	3,736

Total	$19,618	$19,969	$16,107

Non-GAAP Gross Profit
GAAP Gross Profit
Subscriptions and support	$13,186	$13,274	$9,764
Professional services and other	(1,126)	(1,087)	(750)
Amortization of acquired intangibles	(350)	(350)	—

Total	11,710	11,837	9,014
Add: accelerated revenue from contract amendment
Subscriptions and support	79	78	79
Professional services and other	429	420	429

Total	508	498	508
Add: deferred revenue purchase accounting adjustment
Subscriptions and support	79	101	—
Professional services and other	—	—	—

Total	79	101	—
Add: stock-based compensation expense
Subscriptions and support	104	106	63
Professional services and other	438	403	169

Total	542	509	232
Add: amortization of acquired intangibles
Subscriptions and support	—	—	—
Professional services and other	—	—	—
Amortization of acquired intangibles	350	350	—

Total	350	350	—
Non-GAAP Gross Profit
Subscriptions and support	13,448	13,559	9,906
Professional services and other	(259)	(264)	(152)
Amortization of acquired intangibles	—	—	—

Total	$13,189	$13,295	$9,754

Non-GAAP Gross Margin
Subscriptions and support	82%	82%	80%
Professional services and other	(8%)	(8%)	(4%)

Total	67%	67%	61%

E2open, Inc. and Subsidiaries

GAAP to Non-GAAP Reconciliation Tables

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	May 31, 2014	February 28, 2014	May 31, 2013
Non-GAAP Loss from Operations
GAAP loss from operations	$(7,356)	$(6,356)	$(5,406)
Add: accelerated revenue from contract amendment	508	498	508
Add: deferred revenue purchase accounting adjustment	79	101	—
Add: stock-based compensation expense	1,786	1,502	845
Add: amortization of acquired intangibles	644	644	—
Add: acquisition-related expenses	208	51	—

Non-GAAP loss from operations	$(4,131)	$(3,560)	$(4,053)

Non-GAAP Net Loss Per Share
Numerator:
GAAP net loss	$(7,318)	$(6,373)	$(5,394)
Add: accelerated revenue from contract amendment	508	498	508
Add: deferred revenue purchase accounting adjustment	79	101	—
Add: stock-based compensation	1,786	1,502	845
Add (Less): provision for (benefit from) income taxes	(71)	(366)	39
Add: amortization of acquired intangibles	644	644	—
Add: acquisition-related expenses	208	51	—

Non-GAAP loss before income taxes	(4,164)	(3,943)	(4,002)
Cash paid for income taxes	(123)	—	(45)

Non-GAAP net loss	$(4,287)	$(3,943)	$(4,047)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used to compute diluted net loss per share:
Weighted average number of shares used to compute GAAP net loss per share (diluted)	28,836	27,497	25,615
Effect of potentially dilutive common stock equivalents (1)	1,636	1,757	1,599

Non-GAAP weighted average shares used to compute non-GAAP net loss per share	30,472	29,254	27,214

GAAP net loss per share (diluted)	$(0.25)	$(0.23)	$(0.21)

Non-GAAP net loss per share	$(0.14)	$(0.13)	$(0.15)

Adjusted EBITDA
GAAP net loss	$(7,318)	$(6,373)	$(5,394)
Add: depreciation and amortization	571	577	404
Add: amortization of acquired intangibles	644	644	—
Add (Less): interest and other expense, net	33	383	(51)
Add (Less): provision for (benefit from) income taxes	(71)	(366)	39

EBITDA	(6,141)	(5,135)	(5,002)
Add: accelerated revenue from contract amendment	508	498	508
Add: deferred revenue purchase accounting adjustment	79	101	—
Add: stock-based compensation expense	1,786	1,502	845
Add: acquisition-related expenses	208	51	—

Adjusted EBITDA	$(3,560)	$(2,983)	$(3,649)

Free Cash Flow
Net cash provided by (used in) operating activities	$(2,310)	$3,718	$(3,296)
Less: capital expenditures	(71)	(48)	(39)
Add: acquisition-related expenses	73	357	—

Free cash flow	$(2,308)	$4,027	$(3,335)

(1)	These securities are anti-dilutive on a GAAP basis as a result of our net loss, but are included for non-GAAP net loss per share.